UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2015, the Board of Directors (the “Board”) of CEB Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Second Amended and Restated Bylaws of the Company (the “Bylaws”). The amendment took effect upon adoption by the Board, and the Board directed that the Bylaws be amended to incorporate the amendment.

The Board amended the Bylaws to revise Article III, Section 1 (Election of Directors). Article III, Section 1 was revised to implement majority voting for the election of directors in uncontested elections. Under the revised Article III, Section 1, in an uncontested election a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and “broker non-votes” not counted as votes cast either for or against such nominee’s election). However, if, as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement for any meeting for the election of directors (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the election at such meeting will not be considered “uncontested”, and the directors will be elected by the vote of a plurality of the votes cast at such meeting. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, the incumbent director is required to promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee of the Board will consider the resignation offer, and will make a recommendation to the Board whether to accept or reject the resignation offer. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. If a director’s resignation is not accepted by the Board of Directors pursuant to Article III, Section 1, such director will continue to serve until the next annual meeting and until such director’s successor will have been duly elected and qualified, or his or her earlier resignation or removal.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, as adopted and effective on June 24, 2015, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amendment to the Second Amended and Restated Bylaws of the Company, effective June 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2015	CEB Inc. (Registrant)

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer